UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FTAC ATHENA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1566664
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 1703
Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	The NASDAQ Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	The NASDAQ Stock Market LLC

Redeemable Warrants, each to purchase one Class A ordinary share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-252242
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.     Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and warrants of FTAC Athena Acquisition Corp. (the “Company” or the “Registrant”).  The description of the Company’s units, Class A ordinary shares and warrants contained under the heading “Description of Securities” in the registration statement initially filed by the Company with the Securities and Exchange Commission on January 20, 2021, as amended from time to time (File No. 333-252242) (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.     Index to Exhibits.

3.1	Memorandum and Articles of Association (included in the Registration Statement and incorporated herein by reference)
3.2	Form of Amended and Restated Memorandum and Articles of Association (included in the Registration Statement and incorporated herein by reference)
4.1	Specimen Unit Certificate (included in the Registration Statement and incorporated herein by reference)
4.2	Specimen Class A Ordinary Share Certificate (included in the Registration Statement and incorporated herein by reference)
4.3	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in the Registration Statement and incorporated herein by reference)
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in the Registration Statement and incorporated herein by reference)
10.2	Form of Registration Rights Agreement among the Registrant and certain security holders (included in the Registration Statement and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FTAC ATHENA ACQUISITION CORP.

Date: February 22, 2021	By:	/s/ Amanda Abrams
Amanda Abrams
Chief Executive Officer

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